Exhibit 99.1

NEWS RELEASE

Financial Dynamics
Julie Prozeller / Hannah Sloane
212-850-5600

Rodman & Renshaw Capital Group, Inc. Announces Financial Results for the First Quarter of 2009

New York, NY, May 13, 2009 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced its results for the first quarter of 2009.

Total revenues for the first quarter were $7.8 million, excluding non-cash principal transactions losses. Including non-cash principal transaction losses of $2.0 million, total revenues for the first quarter were $5.8 million, compared to $15.2 million in the first quarter of 2008. On a U.S. GAAP basis, the Company reported a net loss of $12.3 million, or $(0.35) per share, for the quarter, compared to net income of $1.1 million, or $0.03 per share, for the first quarter of 2008.

Adjusting for certain non-cash events related to principal transactions losses and acceleration of stock-based compensation associated with terminated employees, and the impairment of goodwill, the Company reported a net loss on a non-U.S. GAAP basis of $6.4 million, or $(0.18) per share, for the quarter, compared to a net loss of $0.6 million, or $(0.02) per share, for the first quarter of 2008. A reconciliation between GAAP results and non-GAAP measures is contained in the tables that accompany this release, under “Non-GAAP Financial Measures.”

“While we have begun to see some encouraging signs of a possible recovery, our performance continues to be impacted negatively by the general economic and market conditions” stated Edward Rubin, Rodman’s chief executive officer and president. Rubin added: “However, we are now better positioned to weather this storm because we are operating under a substantially reduced fixed cost structure. We were able to achieve this reduced cost structure largely as a result of our colleagues’ willingness to support our business platform by agreeing to restructure and modify compensation and acquisition related expense. As a team, we are continuing to work hard to manage through this difficult period.”

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $6.9 million for the first quarter, compared to $8.9 million in investment banking revenue for the first quarter of 2008. Private placement and underwriting revenue for the first quarter was $4.0 million, compared to $8.1 million for the first quarter of 2008. Strategic advisory fees for the first quarter were $2.9 million, compared to $0.7 million for the first quarter of 2008.

Sales & Trading

Commissions for the first quarter were $0.8 million, compared to $1.6 million for the first quarter of 2008. Principal transaction losses for the first quarter were $2.0 million, compared to principal transaction revenue of $4.3 million for the first quarter of 2008.

Operating Expenses

Compensation Expense

  Employee compensation and benefits expense for the first quarter was $12.1 million, compared to $8.3 million for the first quarter of 2008.

  Employee compensation and benefits expense for the first quarter represented 155% of transaction related revenue (revenue excluding principal transactions), compared to 76% for the first quarter of 2008.

Non-Compensation Expense

  Non-compensation expense for the first quarter, excluding impairment of goodwill, was $5.4 million, compared to $3.8 million for the first quarter of 2008.

Cost Savings and Restructuring Initiatives

The Company has undertaken to further reduce its fixed costs. In order to accomplish this, since February 28, 2009, the Company has:

  Reduced annualized fixed cash compensation expense by approximately $3.2 million and reduced headcount by approximately 19% (from 131 to 106). Cumulatively, since December 31, 2008, annualized fixed cash compensation expense has been reduced by approximately $4.3 million and headcount has been reduced by approximately 25% (from 142 to 106);

  Transitioned substantially all of its senior bankers to a fixed draw compensation model, with performance based incentive compensation payable on a quarterly basis in cash commencing with the second quarter of 2009;

  Modified the Miller Mathis acquisition agreement to eliminate approximately $1.9 million of the $2.9 million in deferred fixed acquisition payments that were due in 2009. The remaining $1.0 million was paid on April 1, 2009 and the balance was converted to a performance based payment, payable only out of revenues generated by the metals/mining group;

  Modified the COSCO acquisition agreement to eliminate $2.0 million of deferred fixed acquisition payments that were due in 2009 and 2010. This amount was converted to a performance based payment, payable only out of revenues generated by the energy group;

  Restructured the Aceras joint venture agreement to reduce the annual Aceras operating budget by approximately $1.5 million. As of May 11, 2009, the Company’s remaining funding commitment to the joint venture was approximately $17.4 million ($28.6 million at December 31, 2008). This is due to the reduced operating budget, an Aceras portfolio investment in May 2009 and the transfer to the joint venture of a security position which the Company was carrying.

As a result of these initiatives, the Company has reduced its quarterly fixed cash costs to approximately $6.0 million. The Company will continue to review its operations going forward and will make additional reductions if considered necessary.

Capital

At March 31, 2009 stockholders’ equity was $22.6 million. Cash and cash equivalents was $8.8 million. Liquid assets were $12.1 million, consisting of cash and cash equivalents, “Level I” assets and current receivables. Book value per common share was $0.55. Book value per common share is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

At May 11, 2009, cash and cash equivalents were approximately $8.1 million and liquid assets were approximately $12.0 million. The decrease in cash and cash equivalents of $0.7 million since March 31, 2009 is a result of cash outflows of $1.2 million to Miller Mathis, $0.3 million to Aceras, and $0.8 million related to (a) leasehold improvements, (b) severance and (c) legal fees related to an ongoing arbitration; offset by cash inflows from operations of approximately $1.6 million. Approximately $11.4 million of investment banking revenues have been recorded since April 1, 2009.

The Company remains cognizant of its liquidity position and continues to explore various strategic and financial alternatives to address this situation.

Conference Call details

A conference call with management to discuss the financial results for the first quarter of 2009 will be held today at 10:00 AM Eastern time. Investors can participate in the conference call by dialing 888-679-8033 (domestic) or 617-213-4846 (international). The passcode for the call is 41563325. Participants may pre-register at: https://www.theconferencingservice.com/prereg/key.process?key=RBLH73AB7. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

The conference will be replayed in its entirety beginning at 1:00 PM on May 13, 2009, through to 11:59 PM on May 20, 2009. If you wish to listen to the replay of this conference call, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 27559587.

The call is being webcast by Thomson/CCBN and can be accessed through the Rodman & Renshaw Capital Group, Inc. website at www.rodm.com

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full service investment bank dedicated to providing investment banking services to companies that have significant recurring capital needs due to their growth and development strategies, along with research and sales and trading services to investor clients that focus on such companies. Rodman is a leading investment banking firm with particular emphasis on “essential” industries with significant capital needs, including health care (especially life science), energy (especially upstream oil and gas) and metals/mining (ferrous and non-ferrous metals), as well as a leader in the PIPE (private investment in public equity) and RD (registered direct placements) transaction markets.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 12, 2009, which is available at the Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2009 AND 2008
(Unaudited)

	For the Three Months Ended
	March 31
	2009	2008
Revenues:
Investment banking	$6,883,095	$8,902,176
Principal transactions	(1,962,535)	4,341,699
Commissions	808,176	1,563,365
Interest and other income	110,876	373,772
Total revenues	$5,839,612	$15,181,012
Operating expenses:
Employee compensation and benefits	12,065,752	8,251,226
Other employee benefits	159,210	110,722
Broker dealer commissions	14,026	92,945
Professional and consulting fees	1,537,546	911,039
Business development	537,924	1,025,756
Advertising	303,428	127,332
Communication and market research	653,465	560,127
Office supplies	92,142	125,416
Occupancy and equipment rentals	793,431	317,996
Clearance and execution charges	133,132	76,854
Depreciation and amortization	634,526	137,239
Impairment of goodwill	682,672	1,065,000
Other	529,571	294,632
Total operating expenses	18,136,825	13,096,284
(Loss) income before income taxes	(12,297,213)	2,084,728
Income tax benefit (expense)	13,493	(987,285)
Net (loss) income	$(12,283,720)	$1,097,443
Weighted average common shares outstanding:
Basic	34,794,518	32,930,516
Diluted	34,794,518	$33,126,852
Earnings per common share
Net (loss) income per share - basic	$(0.35)	0.03
Net (loss) income per share - diluted	$(0.35)	0.03

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION AS OF MARCH 31, 2009
AND DECEMBER 31, 2008

	March 31	December 31,
	2009	2008
	(Unaudited)
Assets
Cash and cash equivalents
Unrestricted	$7,557,424	$18,383,224
Restricted	1,196,695	3,371,108
Total cash and cash equivalents	8,754,119	21,754,332
Financial instruments owned, at fair value	12,813,174	13,872,184
Private placement and other fees receivable	1,380,450	1,974,571
Due from clearing broker	1,035,264	2,713,594
Prepaid expenses	424,315	439,377
Property and equipment, net	1,898,166	1,389,705
Other assets	4,148,723	2,632,256
Due from affiliate	109,934	-
Goodwill	2,616,756	2,906,436
Total Assets	$33,180,901	$47,682,455

Liabilities and Stockholders’ Equity
Accrued compensation payable	$3,402,076	$4,882,422
Accounts payable and accrued expenses	2,163,393	5,556,374
Acquisition related payables	4,991,535	4,950,000
Financial instruments sold, not yet purchased, at fair value	7,897	1,360,767
Due to affiliate	-	398,169
Total Liabilities	$10,564,901	$17,147,732

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized;
35,357,208 and 35,044,670 issued as of March 31, 2009
and December 31, 2008, respectively	35,250	35,045
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	-	-
Additional paid-in capital	74,805,819	70,441,027
Treasury stock, 534,500 shares	(1,034,409)	(1,034,409)
Accumulated deficit	(51,190,660)	(38,906,940)
Total Stockholders’ Equity	22,616,000	30,534,723

Total Liabilities and Stockholders’ Equity	$33,180,901	$47,682,455

Non-GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended March 31, 2009 and 2008. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s first quarter March 31, 2009 and 2008 GAAP net (loss) income to its first quarter March 31, 2009 and 2008 non-GAAP net loss is set forth below (in millions):

Net loss for the three months ended March 31, 2009	$(12.3)
Exclusion of non-cash principal transaction losses	2.0
Acceleration of stock based compensation associated with employee terminations	3.2
Exclusion of goodwill impairment charge	0.7
Non-GAAP net loss for the three months ended March 31, 2009	$(6.4)
Net income for three months-ended March 31, 2008	$1.1
Exclusion of non-cash principal transaction gains (after tax)	(2.3)
Acceleration of stock based compensation associated with employee terminations (after-tax)	0.1
Exclusion of the non-cash expense associated with the charge-off of goodwill (after tax)	0.6
Non-GAAP net loss for the three months ended March 31, 2008	$(0.6)

The Company calculates (loss) income per share in accordance with FASB Statement No. 128, Earnings per Share. Basic and diluted (loss) income per share is calculated by dividing net (loss) income by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted (loss) income per share for the first quarter of 2009 and 2008, after applying the adjustments described above:

	For Three Months	For Three Months
	Ended	Ended
	March 31,	March 31,
	2009	2008
Weighted average shares used in computation of loss per share:
Basic (in thousands)	34,795	32,930
Diluted (in thousands)	34,795	33,126

Loss (income) per share:
Basic	$(0.35)	$0.03
Diluted	$(0.35)	$0 03

Non-GAAP loss per share:
Basic	$(0.18)	$(0.02)
Diluted	$(0.18)	$(0.02)